Exhibit 99.1

SUBSCRIPTION AGREEMENT

Empire Global Gaming, Inc.
555 Woodside Ave.
Bellport New York 11713

Gentlemen:

The undersigned represents as set forth below and subscribes to purchase _______Shares at $0.25 per Share, for $_______________, provided that you accept this subscription.   There is no minimum amount of shares that must be sold and proceeds may be utilized at the issuer's discretion.  If any checks are delivered to any FINRA member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The State of New York_____
The State of Florida_____
The District of Columbia____  Other State _____________
A State foreign to U.S.A._____

Dated:______________

Signature:__________________________________________

If not an individual:

___________________________________             ___________________________
Name of Corporation, Trust, or Partnership              Print or type name of Signer

________________________                                   ___________________________
State where incorporated,                                                                                     P.O. Box or Street Address
organized, or domiciled
           ___________________________
_________________________                                                                                     City, State and Zip Code
Print Signer's Capacity
_________________________                                                                           _____________________________________
Tax ID                                                                           Social Security Number

_________________________
Fax and Phone Numbers